Exhibit 10.15.3

MALIBU BOATS, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is made and entered into as of                              , 20        (the “Grant Date”), by and between Malibu Boats, Inc., a Delaware corporation, and                     (the “Participant”), in connection with an Award of Restricted Stock under the Malibu Boats, Inc. Long-Term Incentive Plan (the “Plan”).

The Company has established the Plan by action of its board of directors. The Participant has been granted an Award of Restricted Stock that is described herein.

In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of this Award:

1. Award of Restricted Stock. Subject to the terms and conditions set forth in the Plan and herein, the Company grants to the Participant an Award of [            ] shares of Restricted Stock, subject to adjustment as provided in Section 3.3 of the Plan. These shares are subject to forfeiture in the event of the termination of the Participant’s employment with the Company or an Affiliate prior to the vesting of such shares, as specified herein.

2. Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, this Award is not transferable and the Participant may not make any disposition of the shares of Restricted Stock described herein, or any interest herein, prior to the dates that such shares become vested in accordance with Paragraph 3. As used herein, “disposition” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after the Participant’s death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

3. Vesting of Award. The Restricted Stock Award will vest as follows:

On and After	Number of Shares Vested
[1st Anniversary of Grant Date]	[25%] Shares
[2nd Anniversary of Grant Date]	Additional [25%] Shares
[3rd Anniversary of Grant Date]	Additional [25%] Shares
[4th Anniversary of Grant Date]	Additional [25%] Shares

4. Termination.

(a) On the date that a Participant’s provision of services to the Company or an Affiliate in his or her capacity as an employee, non-employee member of the Board, consultant or independent advisor ceases for any reason other than death or disability (as defined in section 22(e)(3) of the Code), and the Participant does not thereupon provide services to the Company or any Affiliate, the Participant will forfeit all shares of Restricted Stock which have not yet become vested in accordance with the schedule set forth in Paragraph 3.

(b) On the date that a Participant’s provision of services to the Company or an Affiliate in his or her capacity as an employee, non-employee member of the Board, consultant or independent advisor ceases by reason of death or disability (as defined in section 22(e)(3) of the Code), all restrictions described herein shall be removed and all risks of forfeiture shall lapse on the Restricted Stock, without regard to the vesting schedule set forth in Paragraph 3, other than those restrictions described in the Plan.

5. Status of Participant. Except for the restrictions described in this Agreement and the Plan, the Participant shall be deemed a stockholder of the Company with respect to the Restricted Stock covered by this Agreement, including the right to exercise voting rights with respect thereto, subject to the restrictions in Paragraph 2 and the following restrictions: (i) the Participant shall not be entitled to delivery of the appropriate number of shares of stock subject to this Award until such shares become vested and transferable, all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the stock of the Company may then be listed; (ii) no dividends or other distributions payable with respect to a share of stock subject to this Award shall be paid until and unless such share becomes vested and transferable, with such dividends or other distributions to be accumulated, without interest, by the Company (the “Accumulated Dividends”); and (iii) shares of stock subject to this Award and any Accumulated Dividends with respect to such shares shall be forfeited and all rights of the Participant to such shares and Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless such shares of Restricted Stock become vested pursuant to Paragraph 3 hereof. Any certificates representing the shares of Restricted Stock awarded pursuant to this Agreement shall be issued in the Participant’s name; however, until vested, the certificates for such shares of Restricted Stock shall be held by the Company and shall not be transferred except in accordance with the provisions hereof. In the event the Company effects a recapitalization, stock split, stock dividend or other event described in Section 3.3 of the Plan, the shares of stock received by the Participant with respect to this Award (or any shares of stock issued in substitution thereof) shall be subject to identical restrictions and shall be subject to the terms of this Agreement and the Plan.

6. Tax Withholding. In addition to the withholding provisions of the Plan, each Participant shall give the Company notice of any election filed by the Participant under section 83(b) of the Internal Revenue Code. A sample section 83(b) election form and related instructions are attached as Exhibit B. At the time at which any Restricted Stock becomes vested, the Company shall not deliver or otherwise make such shares available to the Participant until the Participant pays to the Company in cash (or any other form acceptable to the Committee) any amount necessary to enable the Company to remit to the appropriate governmental entity or entities on behalf of the Participant the amount required to be withheld from the Participant’s wages with respect to such transaction. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due the Participant taxes required to be withheld with respect to Restricted Stock.

7. No Effect on Capital Structure. This Award shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

8. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

9. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, is attached hereto as Exhibit A, or has been previously provided to the Participant, and is made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms “Article” or “Section” generally refer to provisions within the Plan. The term “Paragraph” generally refers to a provision of this Agreement.

10. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by the Company. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address identified in this Paragraph. The Company or Participant may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Malibu Boats, Inc.

Attn: [                    ]

1 Malibu Ct.

Merced, CA 95341

Notices to the Participant shall be hand-delivered to the Participant on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

11. Information Confidential.

(a) As partial consideration for the grant of this Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(b) The Company shall own all right, title, and interest to all ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations, and improvements developed or created by the Participant, either solely or jointly with others, during the term of the Participant’s employment that: (i) are reasonably related to the Company’s business; (ii) involve the Company’s actual or demonstrably anticipated research or development; (iii) result from any work performed by the Participant for the Company; or (iv) incorporate any of the Confidential Information (as defined below) (collectively, “Inventions”). The Participant shall immediately and confidentially communicate a description of any Inventions to the Company and to no other party at any time, and if the Company so desires, the Participant shall execute all documents and instruments and do all things as may be requested by the Company in order to forever vest all right, title and interest in such Inventions solely in the Company and to obtain such letters of patent, copyrights, registrations or other protections as the Company may, from time to time, desire. In addition, the Participant hereby assigns to the Company all right, title and interest of the Participant in and to any present Inventions made, devised, created, invented or discovered, in whole or in part, by the Participant.

(c) On the Grant Date and at all times thereafter, the Participant shall hold inviolate and keep secret all non-public documents, materials, knowledge or other confidential business or technical information of any nature whatsoever that the Company has maintained as confidential and that has been disclosed to or developed by him or to which he had access as a result of his association with the Company (“Confidential Information”). Such Confidential Information shall include non-public technical and business information, including, but not limited to, inventions, research and development, engineering, products, designs, manufacture, methods, systems, improvements, trade secrets, formulas, processes, marketing, merchandising, selling, licensing, servicing, pricing, investors, personnel information (including skills, compensation, experience and performance), customer lists and preferences, records, financial information, manuals and/or business plans and strategies. The Participant agrees that all Confidential Information shall remain the sole and absolute property of the Company, unless such information is or becomes publicly available or disclosed by lawful means. On the Grant Date and at all times thereafter, the Participant shall not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, except for the purpose of performing services on behalf of the Company. Upon the termination of the Participant’s employment with the Company for any reason, the Participant shall (i) not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, unless such information is or becomes publicly available or disclosed by lawful means; (ii) return to the Company all property that belongs to or is owned by the Company (including any computer, cell phone, personal digital assistant, keys, security cards, etc.); and (iii) return to the Company all documents, records, compositions, articles, devices, equipment, electronic storage devices and other items that disclose or embody Confidential Information, including all copies or specimens thereof (including electronic copies), whether prepared by him or by others, unless such information is or becomes publicly available or disclosed by lawful means.

12. Noncompetition. As partial consideration for the grant of an Award, a Participant (other than an Outside Director) shall agree that for a period of time beginning with the date of an Award Agreement and ending on the later of (i) one (1) year following the date of grant or (ii) one (1) year following termination of employment with the Company or any of its Affiliates for any reason (the “Termination Date”), the Participant shall not directly or indirectly, for himself or another person, firm, corporation, association or other entity, as an owner, partner, participant of a joint venture, trustee, proprietor, stockholder, member, manager, director, officer, employee, independent contractor, capital investor, lender, consultant, advisor or otherwise, or by lending or allowing his name or reputation to be used in connection with, or otherwise participating in or allowing his skill, knowledge or experience to be used in connection with, or operate, develop or own any interest in (other than the ownership of less than five percent (5%) of the equity securities of a publicly-traded company), or be employed by or consult with, any business or entity that competes with the business of the Company (the “Covered Business”), without prior approval of the Company. For purposes of this Agreement, a Covered Business shall include, but not be limited to, any business or entity that designs, manufactures, or markets any type of boat or watercraft, or components thereof, regardless of physical location of such business activity.

13. Nonsolicitation. As partial consideration for the grant of this Award, the Participant agrees that for a period of time beginning with the date hereof and ending on the later of (i) three (3) years following the Grant Date or (ii) three years following the Termination Date, the Participant shall not, directly or indirectly:

(a) solicit, induce or encourage any employee of the Company or any of its Affiliates or subsidiaries to terminate their employment with the Company or any of its Affiliates or subsidiaries;

(b) make any defamatory public statement concerning the financial performance, products, services, the Board or management personnel of the Company or any of its Affiliates or subsidiaries, or the Participant’s employment. Nothing in this Section 13(b) shall prohibit the Participant from providing truthful testimony in any legal, administrative or regulatory proceeding and the Participant may at all times respond truthfully to a lawfully-issued subpoena, court order or governmental inquiry or as otherwise may be required by law, provided, however, that upon receiving such lawfully-issued subpoena or court order, the Participant shall promptly provide, if allowed by applicable law or regulation, reasonable written notice to Company and cooperate with the Company to the extent reasonably necessary to protect the confidentiality of any proprietary or trade secret information of the Company or any of its Affiliates or subsidiaries, and the privacy rights of any employee or director; or

(c) use or disclose the Company’s confidential or proprietary information to induce, attempt to induce or knowingly encourage any Customer of the Company or any of its Affiliates or subsidiaries to divert any business or income from the Company or any of its Affiliates or subsidiaries, or to stop or alter the manner in which they are then doing business with the Company or any of its Affiliates or subsidiaries. The term “Customer” shall mean any individual or business firm that is, or within the prior eighteen (18) months was, a customer or client of the Company, whether or not such business was actively solicited by the Participant on behalf of the Company or any of its Affiliates or subsidiaries during the Participant’s employment.

14. Amendment. The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan, including but not limited to an amendment to accelerate the vesting schedule set forth in Paragraph 3 due to normal retirement or other special circumstances, or to permit transfers of Restricted Stock to certain individuals specified by the Participant. All amendments must be in writing. The Company may not amend this Agreement, however, without the Participant’s express agreement to any amendment that could adversely effect the material rights of the Participant.

15. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first written above.

MALIBU BOATS, INC.

By:

Title:

PARTICIPANT

[Name]

EXHIBIT A

MALIBU BOATS, INC. LONG-TERM INCENTIVE PLAN

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2. Description of property with respect to which the election is being made:

                 shares of common stock, par value [$            per share], of Malibu Boats, Inc., a Delaware corporation (the “Company”).

3. The date on which the property was transferred is                     , 20    (the “Grant Date”).

4. The taxable year to which this election relates is calendar year             .

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to time forfeiture restrictions (graded vesting schedule, with [            %] vesting on the Grant Date, [        %] vesting on [                    , 20    ], [            %] vesting on [                    , 20    ], [            %] vesting on [                    , 20    ] and the remaining shares vesting on [            , 20    ]) and event forfeiture restrictions (change in control) in accordance with the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of such agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was [$            per share], for a total of [$                    ].

7. The amount paid by taxpayer for the property was [$0.00].

8. A copy of this statement has been furnished to the Secretary of the Company pursuant to Treasury Regulations § 1.83-2(d).

Dated:                     , 20

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

[1]	WHETHER OR NOT TO MAKE THE ELECTION IS YOUR DECISION AND MAY CREATE TAX CONSEQUENCES FOR YOU. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR IF YOU ARE UNSURE WHETHER OR NOT TO MAKE THE ELECTION.